Exhibit 5.35

JPMorgan Chase & Co. Legal and Compliance Department 270 Park Avenue New York, New York 10017-2070	Neila B. Radin Senior Vice President and Associate General Counsel

December 1, 2008

JPMorgan Chase & Co.

277 Park Avenue

New York, NY 10017-2070

Re:	Amendment No. 3 to Registration Statement on Form S-3

Ladies and Gentlemen:

I am a Senior Vice President and Associate General Counsel of JPMorgan Chase & Co., a Delaware corporation (the “Company”). This opinion is being given in connection with Amendment No. 3 to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company, Bear Stearns Capital Trust III, a Delaware statutory trust, Chase Capital II, a Delaware statutory trust, Chase Capital III, a Delaware statutory trust, Chase Capital VI, a Delaware statutory trust, J.P. Morgan Chase Capital X, a Delaware statutory trust, J.P. Morgan Chase Capital XI, a Delaware statutory trust, J.P. Morgan Chase Capital XII, a Delaware statutory trust, JPMorgan Chase Capital XIII, a Delaware statutory trust, JPMorgan Chase Capital XIV, a Delaware statutory trust, JPMorgan Chase Capital XV, a Delaware statutory trust, JPMorgan Chase Capital XVI, a Delaware statutory trust, JPMorgan Chase Capital XVII, a Delaware statutory trust, JPMorgan Chase Capital XVIII, a Delaware statutory trust, JPMorgan Chase Capital XIX, a Delaware statutory trust, JPMorgan Chase Capital XX, a Delaware statutory trust, JPMorgan Chase Capital XXI, a Delaware statutory trust, JPMorgan Chase Capital XXII, a Delaware statutory trust, JPMorgan Chase Capital XXIII, a Delaware statutory trust, JPMorgan Chase Capital XXIV, a Delaware statutory trust, JPMorgan Chase Capital XXV, a Delaware statutory trust, JPMorgan Chase Capital XXVI, a Delaware statutory trust, JPMorgan Chase Capital XXVII, a Delaware statutory trust, JPMorgan Chase Capital XXVIII, a Delaware statutory trust, JPMorgan Chase Capital XXIX, a Delaware statutory trust, JPMorgan Chase Capital XXX, a Delaware statutory trust, JPMorgan Chase Capital XXXI, a Delaware statutory trust, JPMorgan Chase Capital XXXII, a Delaware statutory trust, Bank One Capital III, a Delaware statutory trust, Bank One Capital VI, a Delaware statutory trust, and First Chicago NBD Capital I, a Delaware statutory trust, on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the Securities (as defined below) of the Company that have been or may be originally issued by the Company, relating to sales in the secondary market by affiliates of the Company.

The Registration Statement registers, among other things, (i) debt securities which have been or may be issued under the JPMorgan Chase Indentures (as defined below) (the “JPMorgan Chase Debt Securities”), (ii) debt securities which have been issued under the Heritage Indenture (as defined below) (the “Heritage Debt Securities”) and (iii) the preferred securities and the capital securities of Chase Capital II, Chase Capital III, Chase Capital VI, J.P.

Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII, JPMorgan Chase Capital XIII, JPMorgan Chase Capital XIV, JPMorgan Chase Capital XV, JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII, JPMorgan Chase Capital XXIV, JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI, JPMorgan Chase Capital XXXII, Bank One Capital III, Bank One Capital VI and First Chicago NBD Capital I, (collectively, the “Trusts”), as to which the Company has issued or may issue a guarantee in respect thereof under the applicable Guarantee Agreement (as defined below) (such preferred securities and capital securities, the “Trust Securities” and such guarantees, the “Guarantees”). The JPMorgan Chase Debt Securities, Heritage Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.”

The JPMorgan Chase Debt Securities include (i) senior debt securities issued under an indenture, dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas, as trustee (as amended, the “Company Senior Indenture”) and (ii) junior subordinated debt securities issued under a junior subordinated indenture, dated as of December 1, 1996, between the Company and The Bank of New York, as trustee (amended, the “Company Subordinated Indenture” and, together with the Company Senior Indenture, the “JPMorgan Chase Indentures”).

The Heritage Debt Securities include junior subordinated debt securities issued under an indenture, dated as of January 1, 1997, between First Chicago NBD Corporation (“First Chicago”) and The Chase Manhattan Bank, as trustee (“Chase Bank”), (as amended, the “Heritage Indenture”).

Each Guarantee has or will be issued pursuant to a guarantee agreement between the Company, as guarantor, and the guarantee trustee (the “Guarantee Agreements”).

In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments, and made such other investigations, as I have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1.	The JPMorgan Chase Debt Securities and Heritage Debt Securities issued prior to the date of this opinion, assuming that they had been duly authorized, executed and delivered upon receipt of appropriate consideration therefor and, assuming they have been duly authenticated by the applicable trustee, constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

With respect to the JPMorgan Chase Debt Securities issued after the date of this opinion, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any JPMorgan Chase Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such JPMorgan Chase Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable JPMorgan Chase Indenture and such agreement, such JPMorgan Chase Debt Securities, when issued, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	With respect to the Guarantees issued prior to the date of this opinion, assuming (a) the due execution, authentication, issuance and delivery of the applicable Trust Securities upon receipt of appropriate consideration therefor, and (b) the due execution, issuance and delivery of the Guarantees, such Guarantees constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.	With respect to any Guarantee issued after the date of this opinion, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of such Guarantee, the terms of the offering thereof and related matters by the Board, (b) the due execution, authentication, issuance and delivery of the related Trust Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable trust agreement and such agreement, and (c) the due execution, issuance and delivery of the Guarantee, such Guarantee, when issued, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

My opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

I do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware and the federal law of the United States.

I hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5.35 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Neila B. Radin

Senior Vice President and Associate General Counsel